CERTIFICATE OF INCORPORATION

                                      OF

                              NEWCO ALASKA, INC.


                         ARTICLE I - CORPORATE TITLE

      The name of the corporation is Newco Alaska, Inc.  (the "Corporation").

                            ARTICLE II - DURATION

      The duration of the Corporation shall be perpetual.

                      ARTICLE III - PURPOSES AND POWERS

      The Corporation is organized to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                    ARTICLE IV - AUTHORIZED CAPITAL STOCK

      The Corporation may issue one thousand (1,000) shares of common stock ("Common Stock") with a par value of $1.00 per share. No holder of Common Stock will be entitled to any preemptive right to purchase or subscribe for any unissued or treasury shares of the Corporation.

      The authorized shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its the stockholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Except as permitted by Delaware law, neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable. In the case of the issuance of a stock dividend on the capital stock, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of shares as payment of such stock dividend.




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                         ARTICLE V - REGISTERED AGENT

      The registered agent of the Corporation is The Corporation Trust Company, and the street address of the registered office and mailing address of the registered agent are 1209 Orange Street, Wilmington, County of New Castle, Delaware.

                       ARTICLE VI - BOARD OF DIRECTORS

      The Corporation shall be under the direction of the Board of Directors which shall consist of not less than 5 and no more than 25 directors. The exact number of directors of the Corporation will be determined as provided in the Corporation's bylaws. The names of directors constituting the initial Board of Directors of the Corporation will be as appointed by the incorporator of the Corporation at the organizational meeting of the Corporation, which directors shall serve until the first annual meeting of the stockholders of the Corporation.

      Classified Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible with one class standing for election at each annual meeting of stockholders, and each class standing for election every third year. The terms of the directors elected by the stockholders at the first annual meeting shall be as follows: The directors in the first class shall be elected to serve until the first annual meeting of stockholders following such election and until their successors are duly elected and qualified; the directors in the second class shall be elected to serve until the second annual meeting of stockholders following such election and until their successors are duly elected and qualified; and the directors in the third class shall be elected to serve until the third annual meeting of stockholders following such election and until their successors are duly elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term to expire at the third succeeding annual meeting of stockholders and when their successors are duly elected and qualified, subject to prior death, resignation or removal. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director.

      Removal of Directors. Notwithstanding any other provision of this Certificate of Incorporation, no director shall be removed except for cause or upon order of any federal or state regulatory agency having jurisdiction over the Corporation. A director may be removed for cause only by the affirmative vote of not less than two-thirds of the shares outstanding and entitled to vote at a meeting of the stockholders called for the purpose of voting on the matter. For purposes of this subsection, "cause" shall mean:

            (i) any breach of a Director's duty of loyalty to the Corporation or its stockholders;

            (ii) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of the law;

            (iii) any unlawful distribution under the provisions of applicable state or federal laws; or

            (iv) any transaction from which the Director derived an improper personal benefit.



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            (v)  conviction of a criminal  offense  which  constitutes a felony under applicable federal or state law and such conviction is not subject to direct appeal; or

            (vi) a  determination  by a court of competent  jurisdiction that the director has engaged in or is liable for gross negligence or intentional misconduct in the performance of the directors' duties to the Corporation in a matter of substantial importance to the Corporation and such determination is final and not subject to appeal.

      Vacancies. Any vacancy in the Board of Directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall hold office until the end of the term of the class to which such director has been appointed and until his or her successor has been duly elected and qualified.

      Power to Amend the Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation without the approval of the stockholders of the Corporation.

      Amendment. This Article VI may be amended or repealed only by the affirmative vote of the holders of not less than two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment or repeal of this Article, except that, with the unanimous approval of the Directors then serving on the Board of Directors, this Article VI may be amended or repealed by the affirmative vote of the holders of a majority of the shares represented at a meeting of stockholders called for the purpose of voting on the amendment or repeal of this Article.

             ARTICLE VII - LIMITATIONS ON LIABILITY OF DIRECTORS

      No director of the Corporation is personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, except for the following:

      (a) Any breach of the director's duty of loyalty to the Corporation or its stockholders;

      (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (c) Any distribution to stockholders that is unlawful under Delaware law; or

      (d) Any transaction from which the director derived an improper personal benefit.

      This Article does not limit or eliminate the liability of a director for any act or omission occurring before the effective date of this Article.

      No amendment to or repeal of this Article may make any director of the Corporation personally liable to the Corporation or its stockholders for monetary damages for any act or omission as a director occurring before the effective date of that amendment or repeal.

      This Article is intended to limit the liability of any director of the Corporation to the greatest extent authorized under the General Corporation


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Law of the State of  Delaware.  Any further  limitation  on the  liability  of directors authorized under any amendment to the General Corporation Law of the State of Delaware is incorporated into this Article on the effective date of that amendment.

      Amendment. This Article VII may be amended or repealed only by the affirmative vote of the holders of not less than two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment or repeal of this Article, except that, with the unanimous approval of the Directors then serving on the Board of Directors, this Article VII may be amended or repealed by the affirmative vote of the holders of a majority of the shares represented at a meeting of stockholders called for the purpose of voting on the amendment or repeal of this Article.

                        ARTICLE VIII- INDEMNIFICATION

      A. Nonderivative Actions. Subject to the provisions of Sections C, E, and F below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit, or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

      B. Derivative Actions. Subject to the provisions of Sections C, E, and F below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person's duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to stockholders that is unlawful under the General Corporation Law of the State of Delaware, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.



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

      C. Determination of Right to Indemnification in Certain Cases. Subject to the provisions of Sections E and F below, indemnification under Sections A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

            (1) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

            (2) If a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit, or proceeding (directors who are parties to the action, suit, or proceeding may participate in designation of the committee);

            (3) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (1) or (2) or, if a quorum of the Board of Directors cannot be obtained under (1) and a committee cannot be designated under (2) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit, or proceeding;

            (4) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit, or proceeding), by the stockholders; or

            (5)   By a court of competent jurisdiction.

      D. Indemnification of Persons Other than Officers or Directors. Subject to the provisions of Section F, in the event any person not entitled to indemnification under Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit, or proceeding) or the stockholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit, or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit, or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections A and B of this Article.



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      E.    Successful   Defense.   Notwithstanding  any  other  provision  of
Sections A, B, C, or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, or employee is successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections A, B, or D of this article, or in defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

      F.    Condition  Precedent to  Indemnification  Under Sections A, B and
D. Any person who desires to receive the benefits otherwise conferred by Sections A, B and D of this article shall promptly notify the Corporation that the person has been named a defendant to an action, suit, or proceeding of a type referred to in Sections A, B or D and intends to rely upon the right of indemnification described in Sections A, B or D of this article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, in the event the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit, or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit, or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties), the stockholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation's stock which have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B, or D of this article shall be denied in its entirety or reduced in amount.

      G. Advances for Expenses. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals) or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

      H. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under Delaware law.



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      I.    Purpose and Exclusivity.  The  indemnification  referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or Board of Directors, or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of Delaware law dealing with indemnification.

      J. Severability. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

      K. Amendment. This Article VIII may be amended or repealed only by the affirmative vote of the holders of not less than two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment or repeal of this Article, except that, with the unanimous approval of the Directors then serving on the Board of Directors, this Article VIII may be amended or repealed by the affirmative vote of the holders of a majority of the shares represented at a meeting of stockholders called for the purpose of voting on the amendment or repeal of this Article.

                 ARTICLE IX - RESTRICTIONS ON STOCK TRANSFER

      The Corporation intends to be treated for federal income tax purposes in accordance with the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended ("Subchapter S"). Accordingly, to ensure that the Corporation continues to be eligible for treatment as a Subchapter S corporation, the transfer of shares of capital stock of the Corporation is restricted such that no transfer shall be effective or recorded on the books of the Corporation if, after giving effect to such transfer, the Corporation would no longer be eligible for treatment as a Subchapter S corporation. By way of example and without limiting the foregoing, no shares shall be transferred to any person or entity that is not an eligible stockholder under Subchapter S, and no transfer of shares shall be made if, after giving effect to such transfer, the total number of stockholders of the Corporation would exceed the maximum permissible number of stockholders as set forth under Subchapter S. Any purported transfer, whether by sale, pledge, gift or otherwise, in violation of this Article shall be deemed ab initio to be null and void.

      Certificates representing shares of capital stock of the Corporation shall bear a legend substantially in the following form:

                  "The   transfer   of   the   shares   of   stock
            represented by this certificate is restricted by the Certificate of Incorporation of Newco Alaska, Inc. and cannot be sold except in compliance therewith. Any purported transfer in violation of such restrictions shall be deemed ab initio null and void.'

      Amendment. This Article IX may be amended or repealed only by the affirmative vote of the holders of not less than two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment or repeal of this Article, except that, with the unanimous approval of the Directors then serving on the Board of Directors, this Article IX may be amended or repealed by the affirmative vote of the holders of a majority of the shares represented at a meeting of stockholders called for the purpose of voting on the amendment or repeal of this Article.

                           ARTICLE X - INCORPORATOR

      The name and address of the incorporator of the Corporation is as follows:

                             Gordon E. Crim, Esq.
                             One Main Place, 15th Floor
                             101 S.W. Main Street
                             Portland, Oregon  97204-3223
                             (503) 221-0607

        This Certificate of Incorporation is dated January 7, 1999.


                                     /s/ Gordon E. Crim
                                    Gordon E. Crim, Incorporator


Person to contact about this filing:  Gordon E. Crim, daytime phone number
(503) 221-0607.


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